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                                                                EXHIBIT 10.21(a)


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease"), is made and entered into this 2nd day of August, 1996, by and between Landlord and Tenant.

                                   WITNESSETH:

         1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

                  (a) Landlord: Fund II, Fund III, Fund VI and Fund VII Associates, a Georgia general partnership.

                  (b) Landlord's Address:

                           3885 Holcomb Bridge Road
                           Norcross, Georgia 30092

                  (c) Tenant: Columbia Management, L.L.C., a Georgia limited liability company

                  (d) Tenant's Address:

                      Initial Address:

                      1080 Holcomb Bridge Road
                      Building 100, Suite 300
                      Roswell, Georgia 30076

                      After Rental Commencement Date:

                      880 Holcomb Bridge Road
                      Suite C-260
                      Roswell, Georgia 30075

                  (e) Building Address:

                      880 Holcomb Bridge Road
                      Roswell, Georgia 30075

                  (f) Suite Number: C-200

                  (g) Rentable Floor Area of Demised Premises: 2,979 square feet

                  (h) Rentable Floor Area of Building: 12,786 square feet



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                  (i)      Lease Term: Thirty-six (36) months

                  (j) Base Rental Rate: First months rental payable on lease execution.

                                     Rate Per Square Foot
                                    of Rentable Floor Area
                           Months     of Demised Premises     Monthly       Annually
                           ------     -------------------     -------       --------

                           1-12            $20.00             $4,965.00     $59,580.00

                           13-24           $20.50             $5,089.13     $61,069.50

                           25-36           $21.00             $5,213.25     $62,559.00

                  (k) Rental Commencement Date: October 1, 1996 or the date upon which Tenant commences its business operations in the Demised Premises, whichever shall first occur.

                  (1) Construction Allowance for initial Demised Premises:
$18.00 per square foot or $53,622.00.

                  (m) Security Deposits: $62,559.00

                  (n) Broker(s): Wells & Associates, Inc., for Landlord; Miller-Richmond Company, for Tenant.

         2. Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (hereinafter referred to as the "Demised Premises") in the building (hereinafter referred to as "Building") located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises comprise all of the Rentable Floor Area in Suite C-200 of the Building and are outlined on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways or other means of access to the Building and the Building's parking facilities, all common areas, including any plazas, and any other improvements or landscaping on the Land,

         3. Term. The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on the date first hereinabove set forth, and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article l(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall continence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date Landlord shall


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send to Tenant a supplemental notice specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article l(i) above and certain other matters as therein set forth. Landlord shall not be liable for any delay in tendering possession of the Demised Premises to Tenant due to the failure of Landlord substantially to complete the build-out or design work in accordance with Exhibit "C" or due to the failure of the previous occupant of the Demised Premises to vacate upon termination of said occupant's lease or for delay caused by any other reason not reasonably within the control of Landlord.

         4. Possession. The obligations of Landlord and Tenant with respect to the Building and the initial leasehold improvements to the Demised Premises are set forth in Exhibit "C" attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

         5. Rental Payments.

                  (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Tenn, Tenant hereby agrees to pay all Rent due and payable under this Lease; provided, however, in the event that Landlord fails to tender possession of the Demised Premises on or before the Rental Commencement Date for any reason other than an omission, delay or default of Tenant, then Base Rental shall abate until Landlord tenders possession. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental (as hereinafter defined), Tenant's Additional Rental (as hereinafter defined), and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as the same shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

                  (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than


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         the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Article 7 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

         6. Base Rental. From and after the Rental Commencement Date Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") for each Lease Year equal to the Base Rental Rate set forth for such Lease Year in
Article 1(j)) above multiplied by the Rentable Floor Area of Demised Premises set forth in Article l(g) above. As used in this Lease, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term, except that if the Rental Commencement Date is not on the first day of a calendar month, the first Lease Year shall extend through the end of the twelfth full calendar month after the Rental Commencement Date.

         7. Additional Rental.

                  (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5 %), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the Ml amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

                  (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) Tenant's Share (as hereinafter defined) of the amount by which the Operating Expenses (as defined below) for such calendar year (or portion thereof) shall exceed the product derived by multiplying the Rentable Floor Area of Building by $4.00. The "Tenant's Share" shall be twenty-three and three tenths percent (23.3 %), determined by dividing the Rentable Floor Area of Demised Premises by the Rentable Floor Area of Building. The Tenant's Share shall be a adjusted to reflect any change in the Rentable Floor Area of Demised Premises or Rentable Floor Area of Building. In the event the Building is not fully occupied during any calendar year, the Operating Expenses which are variable in nature shall be adjusted for the purposes of determining Tenant's Additional Rental to an amount that would have been incurred by Landlord for such calendar year if the Building had been fully occupied during such calendar year. Landlord agrees that only Operating Expenses which would normally vary depending on the amount of space actually occupied in the Building, such as costs of utilities, supplies and janitorial services, shall be adjusted in this manner and that fixed expenses which are unrelated to occupancy levels shall not be so adjusted.

                  (c) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or is soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year and a statement prepared by Landlord showing any adjustment to the Operating Expenses to reflect full occupancy of the Building during such calendar year, and comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance of its duties and obligations under this Lease, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

                  (d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Tenant's expense, at any time within twelve (12) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than thirty
         (30) days prior written notice of any such audit. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

         8. Operating Expenses.

                  (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:



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                           (1) reasonable wages, salaries and other reasonable
                  costs of all on-site and off-site employees engaged in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

                           (2) the reasonable cost of all supplies, tools,
                  equipment and materials used in the operation, management, maintenance and access control of the Project;

                           (3) the cost of all utilities for the Project,
                  including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

                           (4) the reasonable cost of all maintenance and
                  service agreements for the Project and the equipment therein, including but not limited to security service, window cleaning, elevator maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

                           (5) the reasonable cost of repairs and general
                  maintenance of the Project;

                           (6) amortization of the reasonable cost of
                  acquisition and/or installation of capital investment items (including security equipment), amortized over their respective lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

                           (7) the cost of casualty, rental loss, liability and
                  other insurance applicable to the Project and Landlord's personal property used in connection therewith;

                           (8) the reasonable cost of trash and garbage removal,
                  vermin extermination, and snow, ice and debris removal;

                           (9) the cost of legal and accounting services
                  incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting and fund accounting, such as partnership statements and tax returns, and excluding costs excluded by Article 8(b)(14) below;

                           (10) all taxes, assessments and governmental charges,
                  whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property; and

                           (11) a management fee in the amount of three percent
                  (3%) of the gross rental income from the Project.

                  (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

                           (1) the cost of any special build-out work or service
                  performed for any tenant (including Tenant) or by any tenant at such tenant's cost;

                           (2) the cost of installing, operating and maintaining
                  any specialty service, such as a restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

                           (3) the cost of correcting defects in construction;

                           (4) compensation paid to officers and executives of
                  Landlord;

                           (5) the cost of any items for which Landlord is
                  reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 7 and 8 hereof,

                           (6) the cost of any additions, changes, replacements
                  and other items which are made in order to prepare for a tenant's occupancy;



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                           (7) the cost of repairs incurred by reason of fire or
                  other casualty to the extent such costs are covered by insurance carried by Landlord;

                           (8) insurance premiums to the extent Landlord may be
                  directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 7 and 8 hereof,

                           (9) interest on debt or amortization payments on any
                  mortgage or deed of trust and rental under any ground lease or other underlying lease;

                           (10) any real estate brokerage commissions;

                           (11) any advertising expenses incurred in connection
                  with the marketing of any rentable space;

                           (12) any expenses for repairs or maintenance which
                  are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

                           (13) legal expenses arising out of the construction
                  of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease; and

                           (14) costs or amounts paid to parties affiliated with
                  Landlord or Landlord's managing agent to the extent such costs or amounts exceed the fair market value of the services or materials provided.

         9. Landlord's Alterations and Improvements. Landlord (or its successors-in-title) has constructed the Building as the second of a two-phase development containing one restaurant, one retail/office building and one free standing office building, parking facilities and other related improvements. Landlord reserves the right at any time and from time to time (i) to make or permit changes or revisions in the common areas of the Project, including, without limitation, additions to, subtractions from, rearrangements of, alterations of, and modifications or supplements to the common areas of the Project, (ii) provide for separate ownership of said three (3) buildings and
(iii) to convey the Building and the portion of the Land on which the Building is located separate from the portion of the Land on which the other building is located; provided, however, Landlord agrees that no such changes, revisions, additions, subtractions, rearrangements, alterations, modifications, supplements or conveyances shall have the effect of reducing the number of parking spaces available for use by tenants and occupants of the Building below the number required by governmental laws and ordinances or shall permanently and materially interfere with access to the Building and the Demised Premises. In the event Landlord shall elect to divide the Land to accommodate the separate ownership of the Building and the second building constructed on the Land, the portion of the Land (and improvements) not owned or leased by Landlord shall automatically be deemed to be deleted from the definitions of "Land" and "Project" hereunder, and Landlord and Tenant agree to execute and deliver, each to the other, an appropriate amendment to this Lease effectuating such deletion.


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Landlord and Tenant further agree that, whether or not the ownership of the three (3) buildings is separated as contemplated herein, (a) certain of the costs of management, operation, maintenance, repair and security of the entire such development may be incurred for the benefit of the buildings, and such costs shall be allocated between and shared by the three (3) buildings (including the Building), and (b) Tenant's Share shall continue to be calculated only with reference to the Rentable Floor Area of the Building. Determination of such costs and their allocation shall be made by Landlord in a fair and equitable manner and in accordance with generally accepted accounting principles. Such costs allocated to the Building shall be included in Operating Expenses under this Lease.

         10. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

         11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article l(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn.

         12. Interest and Late Charges. A late charge shall be imposed upon any installment of rent or other payment required from Tenant which is not paid within five (5) days of the date in the amount of $10.00 per day from the date such payment was due until the date such payment is made, and such late charge shall be payable immediately to Landlord as additional rent hereunder. In addition, any installment of rent or other payment required from Tenant which is not paid within ten (10) days of the date when it was due shall bear interest at the rate of twelve percent (12%) per annum or at the maximum rate allowed by law, whichever is less. Such interest shall accrue from the date such payment was due until the date such payment is made, and such interest shall be payable immediately to Landlord as additional rent hereunder. There will also be a $50.00 charge by management should any check be returned by a bank for insufficient funds.

         13. Use Rules. The Demised Premises shall be used for executive, general administrative, office space, and other similar purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities, all nationally recognized industry standards applicable to such uses and the Rules and Regulations attached hereto and made a part hereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project. Tenant hereby expressly agrees that Tenant shall comply in all respects with all applicable laws, ordinances, rules and regulations of governmental authorities regarding the handling, storage, transportation and disposal of biomedical waste and other contaminants in connection with the operation of Tenant's business in the Demised Premises, including, without limitation, the applicable provisions of the Georgia Comprehensive Solid Waste Management Act, Official Code of Georgia Annotated Section 12-8- 20, et seq. and the regulations promulgated thereunder.

         14. Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibit "C", which shall be governed by the provisions of said Exhibit "C", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Tenn and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 31 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

         15. Repairs.

                  (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, subtenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except for any initial improvements to the Demised Premises pursuant to the provisions of Exhibit "C" and except structural repairs necessary for safety and tenantability.

                  (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

         16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and, except with respect to Landlord's gross negligence or willful misconduct, Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

         17. Insurance.

                  (a) Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of fire and extended coverage insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Construction Allowance, and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of insurance, insuring Tenant, Landlord, Landlord's managing agent and Landlord's mortgagee, if any, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done by Tenant or Tenant's contractors on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors or employees in the Demised Premises, or other portions of the Building or the Project, and of Tenant's guests and licensees while they are in the Demised Premises, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than One Million Dollars ($1,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance and provided that such insurance is then customarily required to be maintained by landlords of similar projects. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insureds, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the date Tenant enters the Demised Premises for the installation of its improvements, trade fixtures or furniture, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

                  (b) Landlord shall procure at its expense (but with the expense to be included in Operating Expenses as provided in Article 8[a] hereof) and shall thereafter maintain throughout the Lease Term a policy or policies of fire and extended coverage insurance with respect to the Building and the improvements to the Demised Premises, insuring against loss or damage by fire and such other risks as are from time to time included in a standard form of fire and extended coverage policy of insurance available in the State of Georgia. Said Building and improvements to the Demised Premises shall be insured for the benefit of Landlord in an amount not less than the full replacement costs thereof as determined from time to time by the insurance company (excluding any costs of replacing leasehold improvements in the Demised Premises in excess of the Construction Allowance, and such insurance may provide for a reasonable deductible). Landlord shall also procure at its expense (but with the expense to be included in Operating Expenses as provided in Article 8[a] hereof) and shall thereafter maintain throughout the Lease Term a policy or policies of commercial general liability insurance insuring against the liability of Landlord arising out of the maintenance, use and occupancy of the Project, with limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than One Million Dollars ($1,000,000.00) for each occurrence. Such insurance required herein shall be issued by and binding upon an insurance company approved by the Insurance Commissioner of the State of Georgia and licensed to do business in the State of Georgia. Upon reasonable request from Tenant, Landlord will provide a certificate of insurance evidencing the maintenance of the insurance required herein.

         18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

         19. Default.

                  (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within ten (10) days after the due date thereof; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within twenty (20) days after notice thereof to Tenant; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five
         (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall abandon or vacate all or any portion of the Demised Premises or fail to take possession thereof as provided in this Lease;
         (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27; or (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28.

                  (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may reasonably deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises by force, if necessary, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

                  (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

         20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

         21. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Pursuant to this Article 21, consent to a proposed assignment or sublease shall be determined based on, but not limited to, the following: (i) the financial responsibility of the proposed assignee or subtenant, (ii) the identity or business character of the proposed assignee or subtenant, (iii) the need for alteration of the Demised Premises, and (iv) the proposed use of the Demised Premises. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Article 13 of this Lease. Notwithstanding the foregoing prohibition, Tenant shall have the right, without the consent of Landlord but with prior notice to Landlord, to assign this Lease to an entity which is more than fifty percent (50%) owned, directly or indirectly, by Tenant, and to sublet portions of the Demised Premises. No assignment of this Lease or subletting of the Demised Premises shall relieve Tenant of any liability arising under this Lease. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant-hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership (which, for purposes of this Article 21 shall include limited liability companies and limited liability partnerships), a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease (when Landlord's consent is required), require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

         22. Destruction.

                  (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

                  (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or
         (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the date of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within thirty (30) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

                  (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in Exhibit "C" hereto or with the proceeds of the Construction Allowance. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within thirty (30) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

         23. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "D" attached hereto and by reference made a part hereof.

         24. Attorneys' Fees and Homestead. In the event Landlord or Tenant defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney, or files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party, to the extent permitted by applicable law, agrees to pay the non-defaulting party all reasonable attorney's fees actually incurred by the non-defaulting party. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

         25. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

         26. Subordination and Attornment.

                  (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of Landlord or any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such mortgage.

                  (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed of trust, deed to secure debt, or security deed and any other instrument creating a lien in connection with any other method of financing, or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

                  (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as "Landlord" under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person);
         (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, its mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

         27. Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

         28. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

         29. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one and one-half times the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

         30. Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 31 shall survive any expiration or termination of this Lease.

         31. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided.

         32. Damage or Theft of Personal Property. All personal property brought into the Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person, unless such theft or damage is the result of the Act of Landlord or its employees and Landlord is not relieved therefrom by Article 18 hereof. Unless caused by the gross negligence of Landlord or its employees, Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

         33. Eminent Domain.

                  (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be either (i) that more than fifteen percent (15 %) of the Demised Premises was taken or (ii) that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

                  (b) If this Lease is terminated under the provisions of this
         Article 34, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term providing that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

                  (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 34, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

                  (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance). In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of the subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

                  (e) Notwithstanding anything to the contrary contained in this
         Article 34, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

         34. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant thereafter arising hereunder shall cease and terminate, and tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

         35. Liability of Tenant. Tenant hereby indemnifies and agrees to hold Landlord, and its partners, shareholders, directors and officers harmless from and against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney's fees, imposed on Landlord by any person whomsoever, arising from or in connection with the use or occupancy of the Demised Premises caused in whole or in part by any negligent act or omission of Tenant, or any of its employees, contractors, servants, agents, subtenants or assignees, or of Tenant's invitees while such invitees are within the Demised Premises, or otherwise occurring in connection with any default of Tenant hereunder. The provisions of this Article 36 shall survive any termination of this Lease.

         36. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall NOT be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

         37. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look for satisfaction of Tenant's remedies, if any, solely to the equity of Landlord in and to the Building and the Land described in Exhibit "A" hereto and to the proceeds of Landlord's insurance policy or policies actually paid to Landlord and not applied by Landlord by the applicable claim or to the restoration of the Building as required by the term of this Lease (unless same are not so applied because such proceeds are required by the holder of a mortgage to be paid to it to reduce the debt secured by such mortgage). It is expressly understood and agreed that Landlord's liability under the term of this Lease shall in no event exceed the amount of its interest in and to said Land and Building and the aforesaid proceeds of insurance. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         38. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

         39. Security Deposits.

                  (a) As additional security for the faithful performance by Tenant throughout the Lease Term, and any extensions or removals thereof, of all the terms and conditions of the Lease on the part of Tenant to be performed, Tenant has deposited with Landlord the sum set forth in Article 1(m) above. Subject to withdrawals for Base Rental pursuant to subparagraph (c), below, such amount shall be returned to Tenant on the day set for the expiration of the Lease Term, or any extension or renewal thereof, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord will deposit said security deposit in an interest bearing account. Landlord will not be required to keep said security deposit separate from its general funds. Tenant fully and faithfully performs all of its obligations under this Lease throughout the Lease Term, without default, then following the expiration of the Landlord will pay to Tenant any interest that was earned on said security deposit. Landlord shall have the right to apply all or any part of said deposit toward the cure of any default of Tenant. If all or any part of said security deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord an amount sufficient to return said security deposit to the balance on deposit with Landlord prior to said application.

                  (b) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposit to the purchases or Lessee, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposits. The security deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the security deposits shall be hold by Landlord as a deposit made by the permitted assignee or subtenant and Landlord shall have no further liability with respect to the return of said security deposits to the original Tenant.

                  (c) Commencing on the first day of the month following the twenty-fifty (25th) full calendar month of this Lease and continuing on the first day of each succeeding month during the remainder of the Lease Term, Landlord shall apply part of the security deposit toward the payment of Base Rental.

         Notwithstanding the foregoing, Landlord shall in no way be prejudiced by its application of the security deposit toward the payment of Base Rental, and, in the event that the balance of the security deposit is insufficient to cure a default of Tenant or to pay Base Rental as set forth above, then Landlord may pursue any of the remedies under this Lease available to Landlord.

         40. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office, medical treatment, medical laboratory and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. For purposes of this Article 41, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

         41. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

         42. Severability. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

         43. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

         44. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

         45. Broker. Wells & Associates, Inc. is acting solely as agent for Landlord in this transaction and is to be paid a commission by Landlord. Miller-Richmond Company is acting solely as agent for Tenant in this transaction and is to be paid a commission by Landlord.

         46. Governing Law. The laws of the State of Georgia shall govern the validity, construction, performance and enforcement of this Lease.

         47. Special Stipulations. The special stipulations attached hereto as Exhibit "E" are hereby incorporated herein by this reference as though fully set forth.

         48. Authority. Each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing limited liability company and is fully authorized and qualified to do business in the State of Georgia, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is an authorized representative of Tenant and is authorized to sign on behalf of Tenant. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                                 "LANDLORD":

                                 FUND II, FUND III, FUND VI AND FUND VII
                                 ASSOCIATES, a Georgia general partnership

                                 By: WELLS REAL ESTATE FUND II, L.P., a
                                     Georgia limited partnership

                                     By:
                                         ----------------------------------
                                         Lee F. Wells, III, general partner


                                 By: WELLS PARTNERS, L.P., a Georgia
                                     limited partnership, general partner

                                     By: WELLS CAPITAL, INC., a Georgia
                                         corporation

                                         By:
                                             -----------------------------
                                             Lee F. Wells, III, President

                                                          [CORPORATE SEAL]


                                 By: WELLS REAL ESTATE FUND III, L.P.,
                                     a Georgia limited partnership

                                     By:
                                         ----------------------------------
                                         Lee F. Wells, III, general partner


                                 By: WELLS PARTNERS, L.P., a Georgia
                                     limited partnership, general partner

                                     By: WELLS CAPITAL, INC., a Georgia
                                         corporation

                                         By:
                                              ----------------------------------
                                              Lee F. Wells, III, President

                                                     [CORPORATE SEAL]

                                 By: WELLS REAL ESTATE FUND VI, L.P.,
                                     a Georgia limited partnership

                                     By:
                                         ----------------------------------
                                         Lee F. Wells, III, general partner


                                 By: WELLS PARTNERS, L.P., a Georgia
                                     limited partnership, general partner

                                     By: WELLS CAPITAL, INC., a Georgia
                                         corporation

                                         By:
                                              ----------------------------------
                                              Lee F. Wells, III, President

                                                         [CORPORATE SEAL]


                                 By: WELLS REAL ESTATE FUND VII, L.P.,
                                     a Georgia limited partnership

                                     By:
                                         ----------------------------------
                                         Lee F. Wells, III, general partner


                                 By: WELLS PARTNERS, L.P., a Georgia
                                     limited partnership, general partner

                                     By: WELLS CAPITAL, INC., a Georgia
                                         corporation

                                         By:
                                              ----------------------------------
                                              Lee F. Wells, III, President

                                                         [CORPORATE SEAL]


                                 "TENANT":

                                 COLUMBIA MANAGEMENT, L.L.C., a Georgia
                                 limited liability company

                                 By:                                     (SEAL)
                                      ----------------------------------
                                      Title:
                                             ---------------------------

                              RULES AND REGULATIONS


1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. See attached Sign Criteria Exhibit "F".

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time. Tenant may bring in food to cook in a microwave oven and have a refrigerator.

 4. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

 5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they are constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Five (5) keys for the front door and five (5) keys for the rear door will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

 7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

 8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and, except in the case of normal and customary medical supplies, n o flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building.

 9. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 8:00 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

10. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

11. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. Any wiring for telephone service must be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

12. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated for vehicle parking by Landlord.

13. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

14. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

16. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

17. Landlord reserves the right upon fifteen (15) days' prior written notice to Tenant to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.